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Exhibit (10)(iii)(A)(6)

BROADWING INC.
1997 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS
(As revised and restated effective January 1, 2001)

        1.    Purpose.

        The 1997 Stock Option Plan for Non-Employee Directors (the "Plan") is intended to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its shareholders and to provide additional incentive for such directors to continue to work for the best interest of the Company and its shareholders. For purposes of the Plan, the term "Company" means Broadwing Inc. (or, for any period prior to April 20, 2000, Cincinnati Bell Inc.).

        This document amends and restates the Plan that was named the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors and all predecessor versions of such plan (the "Predecessor Plan") effective as of January 1, 2001 (the "Effective Amendment Date"). For all purposes hereof, any reference to the Plan contained herein refers to the Plan both as amended and restated by this document and to the Predecessor Plan as it was in effect prior to the Effective Amendment Date unless otherwise expressly noted.

        2.    Shares Subject to the Plan.

        As of the Effective Amendment Date, there are reserved for issuance upon the exercise of options granted under the Plan                        common shares of the Company, $0.01 par value (the "Common Shares"). Such Common Shares may be authorized and unissued Common Shares or previously outstanding Common Shares then held in the Company's treasury. If any option granted under the Plan (including options granted prior to the Effective Amendment Date) shall expire or terminate for any reason without having been exercised in full, the Common Shares subject thereto shall again be available for the purposes of issuance upon the exercise of options granted under the Plan.

        3.    Administration.

        The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the option grants and agreements (which shall comply with and be subject to the terms and conditions of the Plan) and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determination of the matters referred to in this Paragraph 3 shall be conclusive.

        4.    Eligibility for Option Grants On or After January 1, 2001.

        (a)   For purposes of the Plan, an "Outside Director" means a member of the Board who is not an employee of the Company or a subsidiary of the Company.

        (b)   Each individual who first becomes an Outside Director on or after the Effective Amendment Date shall automatically be granted an option to purchase 25,000 Common Shares on the first day of such individual's first term of office as an Outside Director. On the date of each annual meeting of the shareholders of the Company subsequent to the Effective Amendment Date, each Outside Director who first became an Outside Director prior to such annual meeting and who will continue to serve as an Outside Director after such annual meeting shall automatically be granted an option to purchase 9,000 Common Shares.

        (c)   In addition to the options granted under the Plan pursuant to Paragraph 4(b), an option to purchase Common Shares shall be granted on the first business day of each calendar year that begins on or after the Effective Amendment Date to each individual who is then an Outside Director and has elected prior to the start of such calendar year to waive all or a part of the retainer and other fees that would otherwise be earned by the Outside Director for such calendar year, in accordance with and subject to the following provisions of this Paragraph 4(c). For purposes of this Paragraph 4(c), a "retainer" means the annual fee established by the Board for serving as a director of the Company and "other fees" mean all fees established by the Board for attending meetings of the Board or committees of the Board or for serving as a chair of a Board committee, but not including expense reimbursements.

          (1)   Any Outside Director may, by written notice filed with the Board (in a form approved by the Board for this purpose) prior to the first day of any calendar year that begins on or after the Effective Amendment Date and in return for an option granted under the Plan, elect to waive (and thereby to give up all rights to) the receipt of all, or a percentage (in 25% increments) of all, of the retainer and other fees that are otherwise earned by the Outside Director for such calendar year.

          (2)   In the event that an Outside Director waives all or any part of his retainer and other fees for any calendar year that begins on or after the Effective Amendment Date under Paragraph 4(c)(1), an option to purchase Common Shares shall be granted to the Outside Director under this Paragraph 4(c) on the first business day of such calendar year. The number of Common Shares that may be purchased under such option shall be established by the Board in its discretion. Subject to its discretion to adopt a different determination method, the Board shall generally determine the number of Common Shares to be subject to such option based on the quotient produced by dividing (i) the amount of retainer and other fees that the Outside Director would be anticipated to earn for the subject calendar year but will not because of his election to waive such retainer and other fees by (ii) a reasonable per share value of the option when granted (to be determined on the basis of both the value of a Common Share at or near the date of the option's grant or an average of such values for a period of time ending at or near such grant date and a reasonable method used to value the rights provided under the option (such as the valuation method popularly known as the Black-Scholes method)).

        (d)   Only stock options that are not incentive stock options (within the meaning of section 422 of the Internal Revenue Code of 1986, as such section is in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) shall be granted under the Plan.

        5.    Terms of Options.

        This paragraph 5 contains provisions that apply to any options granted under the Plan on or after the Effective Amendment Date:

        (a)   The purchase price of each Common Share under each option granted under the Plan (such option's "option price") shall be 100% of the Fair Market Value of a Common Share on the date such option is granted. For purposes of the Plan, the "Fair Market Value" of a Common Share shall be deemed to be the average (rounded to the next highest cent in the case of a fraction of a cent) of the high and low per share sales prices of a Common Share on the New York Stock Exchange on the specified date or, if no Common Shares are traded on such exchange on the specified date, on the next preceding date on which Common Shares are traded on such exchange; except that, if the Common Shares are not listed on the New York Stock Exchange on the subject date (or, if the subject date is not a business day of such exchange, on the next preceding business day of such exchange), then the Fair Market Value of a Common Share on the subject date shall be determined by the Board in good faith pursuant to methods and procedures established by the Board.

        (b)   All options granted under the Plan shall be exercisable in whole or in part on the date of grant. Subject to the provisions of Paragraphs 5(d), 5(e) and 5(f), the term of each option during which the option may be exercised shall be ten years from the date of grant of the option (the option's "ten-year term"). However, except as provided in Paragraphs 5(d), 5(e) and 5(f), no option granted under the Plan may be exercised at any time unless the holder is then a director of the Company.

        (c)   Upon exercise of an option granted under the Plan, the party exercising the option shall pay to the Company the option price that applies to the Common Shares then being purchased under the option in full in cash (which for purposes of the Plan shall be deemed to include payment in U.S. currency or by personal check, certified check, bank draft, cashier's check or money order) or, if permitted in the discretion of the Board, by any of the following methods: (i) by delivery to the Company of the lowest number of whole Common Shares owned by the optionee that have an aggregate Fair Market Value on the date of exercise at least equal to the aggregate option price of the Common Shares then being purchased under the option (with any amount by which such aggregate Fair Market Value exceeds such aggregate option price to be remitted by the Company to such party), (ii) by having the Company retain the lowest number of the Common Shares then being purchased under the option that have an aggregate Fair Market Value on the date of exercise at least equal to the aggregate option price of the Common Shares then being purchased under the option (with any amount by which such aggregate Fair Market Value exceeds such aggregate option price to be remitted by the Company to such party) or (iii) by a combination of a payment in cash and payment under either or both of such above-described methods.

        (d)   For purposes of the Plan, "Retirement" means retirement from the Board either (i) after attaining age 68 or (ii) with the permission of the Board. In the event that an optionee of an option granted under the Plan shall cease to be a director of the Company because of Retirement, the optionee may exercise the option at any time during the remaining part of the ten-year term of the option. In the event that the option is not exercised during the ten-year term of the option, it shall expire at (and hence not be exercisable after) the end of such ten-year term.

        (e)   In the event that an optionee of an option granted under the Plan shall cease to be a director of the Company for any reason other than Retirement or death, the optionee may exercise the option during the six-month period following such termination, but not after the expiration of the option's ten-year term. In the event that the option is not exercised during the six-month period following termination (or by the expiration of the option's ten-year term if that ends before the end of such six-month period), it shall expire at (and hence not be exercisable after) the end of such six-month period (or the end of the option's ten-year term if that ends first).

        (f)    In the event of the death of an optionee to whom an option has been granted under the Plan while the optionee is a director of the Company, the option may be exercised by a legatee or legatees of the optionee under the optionee's last will, or by the optionee's personal representative or distributees, at any time during the remaining part of the ten-year term of the option. In the event that the option is not exercised during the ten-year term of the option, it shall expire at (and hence not be exercisable after) the end of such ten-year term.

        In the event that an optionee ceases to be a director of the Company other than by reason of Retirement and dies during the six-month period following such termination of service as a director, the option may be exercised by a legatee or legatees of the optionee under the optionee's last will, or by the optionee's personal representatives or distributees, at any time within a period of one year after the optionee's death, but not after expiration of the ten-year term of the option. In the event the option is not exercised during the one-year period after the optionee's death (or by the end of the option's ten-year term if that ends before the end of such one-year period), it shall expire at (and hence not be exercisable after) the end of such one-year period (or the end of the option's ten-year term if that ends first).

        In the event that an optionee dies following Retirement, the option theretofore granted to the optionee may be exercised by the legatee or legatees of the optionee under the optionee's last will, or by the optionee's personal representatives or distributees, at any time during the remaining part of the ten-year term of the option. In the event that the option is not exercised during the ten-year term of the option, it shall expire at (and hence not be exercisable after) the end of such ten-year term.

        (g)   Notwithstanding any other provision of the Plan, if at any time the Board shall determine, in its discretion, that the registration, qualification, listing or similar action under any state or federal law or with any governmental agency, regulatory body or stock exchange upon which the Common Shares are traded, or the consent or approval of any governmental agency, regulatory body or stock exchange, is necessary or desirable as a condition of, or in connection with, the granting of an option under the Plan or the purchase, issue or transfer of Common Shares with respect to which the option is granted, then such option may not be exercised in whole or in part unless and until the Board has determined to its complete satisfaction either (i) that such registration, qualification, listing, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Board or (ii) that the optionee of the option or such other person who exercises the option shall have agreed that the Common Shares may be issued or transferred to him subject to any restrictions that make it unnecessary to effect or obtain such registration, qualification, listing, consent, approval or other action.

        (h)   Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue as a director of the Company.

        6.    Transferability and Shareholder Rights of Holders of Options.

        No option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of an optionee, only by the optionee of the option. An optionee of an option granted under the Plan (or any other party exercising the option) shall have none of the rights of a shareholder of the Company until the option has been exercised and the Common Shares subject to the option have been registered in the name of the optionee (or other party) on the transfer books of the Company. Notwithstanding the foregoing, the Board, in its discretion, may permit transfers of options by gift or otherwise, subject to such terms and conditions as the Board may prescribe.

        7.    Adjustments upon Changes in Capitalization.

        Notwithstanding any other provisions of the Plan, the number and class of shares subject to options granted under the Plan and then outstanding and the option prices of such options shall be proportionately adjusted in the event of changes in the outstanding Common Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combination or exchanges of shares, split-ups, split-off, spin-offs, liquidations or other similar changes in capitalization, or any distribution to common shareholders other than cash dividends, and, in the event of any such change in the outstanding Common Shares, the aggregate number and class of shares available under the Plan and the number of shares as to which options may be granted shall be appropriately adjusted by the Board.

        8.    Amendment and Termination.

        Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no awards of options shall be made after, the tenth anniversary of the original effective date of the Plan; provided, however, that the Plan's termination shall have no effect on options granted prior thereto. The Plan may be terminated, modified or amended by the shareholders of the Company. The Board may also terminate the Plan or modify or amend the Plan in such respects as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto or in any other respects, provided that no such modification or amendment shall, without the approval of the Company's shareholders, change (i) the total number of Common Shares as to which options may be granted under the Plan, (ii) the class of persons eligible to receive options under the Plan,

(iii) the manner of determining the option prices of options granted under the Plan, (iv) the period during which options may be granted or exercised under the Plan or (v) the provisions relating to the administration of the Plan by the Board.

        9.    Withholding.

        Upon the issuance of Common Shares as a result of the exercise of an option granted under the Plan, the Company shall have the right to retain or sell, without notice, a sufficient number of such Common Shares to cover the amount of any tax required by any government to be withheld or otherwise deducted and paid with respect to such Common Shares being issued, remitting only any balance to the party exercising the option; provided, however, that such party shall have the right to provide the Company with the funds to enable it to pay such tax. In addition, the Board, in its discretion, may permit the taxes applicable to the issuance of any Common Shares as a result of the exercise of an option granted under the Plan on or after the Effective Amendment Date to be paid by the same type of method by which the Board permits the option price for the shares being purchased under the option to be paid.

        10.    Effectiveness of the Plan.

        The Plan became effective originally by virtue of its approval by the vote of the holders of a majority of the outstanding Common Shares at a meeting of the Company's shareholders.

        11.    Predecessor Plan.

        As is noted in Paragraph 1, the Plan amends and restates the Predecessor Plan as in effect immediately prior to the Effective Amendment Date. Any option granted under the Predecessor Plan which is outstanding on the Effective Amendment Date shall be subject to the terms of the Predecessor Plan as in effect when such option was granted and the terms of the option itself and will not be affected by the terms of this Plan document to the extent this Plan document indicates that such terms apply specifically to options granted on or after the Effective Amendment Date.

        IN ORDER TO EFFECT THE PROVISIONS OF THIS PLAN DOCUMENT, Broadwing Inc., the sponsor of the Plan, has caused its name to be subscribed to this Plan document this     day of                        , 2001, to be effective as of January 1, 2001.

BROADWING INC.
By:

Title

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BROADWING INC. 1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (As revised and restated effective January 1, 2001)